EXHIBIT 4-eee

FIRST SUPPLEMENTAL SENIOR INDENTURE

AMONG

MORGAN STANLEY FINANCE LLC,

as Issuer

MORGAN STANLEY,

as Guarantor

AND

THE BANK OF NEW YORK MELLON,

as Trustee

________

Dated as of November 16, 2017

________

SUPPLEMENTAL TO SENIOR INDENTURE

DATED AS OF FEBRUARY 16, 2016

THIS FIRST SUPPLEMENTAL SENIOR INDENTURE dated as of November 16, 2017 (the “First Supplemental Senior Indenture”) among MORGAN STANLEY FINANCE LLC, a Delaware limited liability company (the “Issuer”) and a wholly-owned subsidiary of Morgan Stanley, MORGAN STANLEY, a Delaware corporation (the “Guarantor”), and THE BANK OF NEW YORK MELLON, as trustee (the “Trustee”),

W I T N E S S E T H:

WHEREAS, the Issuer, the Guarantor and the Trustee are parties to that certain Senior Indenture dated as of February 16, 2016 (the “Indenture”);

WHEREAS, Section 8.01 of the Indenture provides that, without the consent of the Holders of any Securities, the Issuer and the Guarantor, when each is authorized by a resolution of its Board, and the Trustee may enter into indentures supplemental to the Indenture for the purpose of, among other things, making any provisions as the Issuer and the Guarantor may deem necessary or desirable, subject to the conditions set forth therein; provided that no such action shall materially adversely affect the interests of the Holders of the Securities or Coupons;

WHEREAS, the Issuer and the Guarantor desire to modify certain provisions of the Indenture in connection with certain legal and regulatory requirements relevant to the Guarantor as a bank holding company;

WHEREAS, the entry into this First Supplemental Senior Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture; and

WHEREAS, all things necessary to make this First Supplemental Senior Indenture a valid indenture and agreement in accordance with its terms have been done.

NOW, THEREFORE, for and in consideration of the premises, the Issuer, the Guarantor and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Securities and of the Coupons, if any, appertaining thereto as follows:

ARTICLE 1

Section 1.01. Application of Article 1. The provisions of this Article 1 shall apply solely to Holders of any Securities that may be issued under the Indenture subsequent to the date hereof.

Section 1.02. Amendment of Section 1.01 of the Indenture. Section 1.01 of the Indenture is hereby amended by adding after the definition of “Coupon” a new defined term as follows:

““Covenant Breach” means, with respect to Securities of any series, failure on the part of the Issuer duly to observe or perform any of the covenants or agreements on the part of the Issuer in the Securities of such series (other than a covenant or warranty in respect of the Securities of such series a default in the performance or breach of which is specifically dealt with in Section 5.01) or in this Indenture contained for a period of 60 days after the date on which written notice specifying such failure, stating that such notice is a Notice of Covenant Breach hereunder and demanding that the Issuer remedy the same, shall have been given by registered or certified mail, return receipt requested, to the Issuer by the Trustee, or to the Issuer and the Trustee by the holders of at least 25% in aggregate principal amount of the Outstanding Securities of all series affected thereby. A Covenant Breach shall not be an Event of Default with respect to any Security, except to the extent otherwise specifically provided pursuant to Section 2.03 with respect to such Security.”

Section 1.03. Amendment of Section 2.03 of the Indenture. Clause 2.03(s) of the Indenture is hereby amended and restated to read in its entirety as follows:

“any addition to, elimination of or other change in the events of default, covenant breaches or covenants with respect to the Securities of such series, including making events of default, covenant breaches or covenants inapplicable or changing the remedies available to Holders of the Securities of such series upon an event of default, a covenant breach or a failure by the Issuer or the Guarantor to perform a covenant; and”.

Section 1.04. Amendment of Section 5.01 of the Indenture.

(a) Clause 5.01(b) of the Indenture is hereby amended and restated to read in its entirety as follows:

“default in the payment of all or any part of the principal on any of the Securities of such series as and when the same shall become due and payable either at maturity, upon any redemption, by declaration or otherwise, and continuance of such default for a period of 30 days; or”.

(b) Clause 5.01(c) of the Indenture is hereby deleted in its entirety.

(c) Clauses 5.01(d), 5.01(e) and 5.01(f) of the Indenture are hereby amended by being renumbered as clauses 5.01(c), 5.01(d) and 5.01(e), respectively.

(d) The second paragraph of Section 5.01 of the Indenture is hereby amended and restated to read in its entirety as follows:

“If an Event of Default described in clauses 5.01(a), 5.01(b) or 5.01(e) (if the Event of Default under clause 5.01(e) is with respect to less than all series of Securities then Outstanding) occurs and is continuing, then, and in each and every such case, except for any series of Securities the principal of which shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of each such affected series then Outstanding hereunder (voting as a single class) by notice in writing to the Issuer (and to the Trustee if given by Securityholders), may declare the entire principal (or, if the Securities of any such affected series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all Securities of all such affected series, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration, the same shall become immediately due and payable. If an Event of Default described in clause 5.01(e) (if the Event of Default under clause 5.01(e) is with respect to all series of Securities then Outstanding), 5.01(c) or 5.01(d) occurs and is continuing, then and in each and every such case, unless the principal of all the Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of all the Securities then Outstanding hereunder (treated as one class), by notice in writing to the Issuer (and to the Trustee if given by Securityholders), may declare the entire principal (or, if any Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof) of all the Securities then Outstanding, and interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. For the avoidance of doubt, except to the extent otherwise specifically provided pursuant to Section 2.03 with respect to a particular Security or Securities, neither the Trustee nor any Holders shall be entitled to accelerate the maturity of any Security, nor shall the maturity of any Security be otherwise accelerated, as a result of a Covenant Breach.”

Section 1.05. Amendment of Section 5.02 of the Indenture. The first paragraph of Section 5.02 of the Indenture is hereby amended and restated to read in its entirety as follows:

“The Issuer covenants that (a) in case default shall be made in the payment of any installment of interest on any of the Securities of any series when such interest shall have become due and payable, and such default shall have continued for a period of 30 days or (b) in case default shall be made in the payment of all or any part of the principal of any of the Securities of any series when the same shall have become due and payable, whether upon maturity of the Securities of such series or upon any redemption or by declaration or otherwise, and such default shall have continued for a period of 30 days—then upon demand of the Trustee, the Issuer will pay to the Trustee for the benefit of the Holders of the Securities of such series the whole amount that then shall have become due and payable on all Securities of such series, and such Coupons, for principal or interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of its negligence or bad faith.”

Section 1.06. Amendment of Section 5.04 of the Indenture. Section 5.04 of the Indenture is hereby amended by after the phrase “Event of Default” inserting “or a Covenant Breach”.

Section 1.07. Amendment of Section 5.08 of the Indenture. The second paragraph of Section 5.08 of the Indenture is hereby amended by after each occurrence of the phrase “Event of Default” inserting “or Covenant Breach”.

Section 1.08. Amendment of Section 5.10 of the Indenture.

(a) The first paragraph of Section 5.10 of the Indenture is hereby amended by replacing the phrase “event of default” with “Event of Default or a Covenant Breach” and by replacing the phrase “any past default or Event of Default described in Section 5.01” with “any past default, Event of Default described in Section 5.01 or Covenant Breach”.

(b) The second paragraph of Section 5.10 of the Indenture is hereby amended and restated to read in its entirety as follows:

“Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default or Covenant Breach arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default, Event of Default or Covenant Breach or impair any right consequent thereon.”

Section 1.09. Amendment of Section 5.11 of the Indenture. Section 5.11 of the Indenture is hereby amended by after the phrase “Event of Default” inserting “or a Covenant Breach”.

Section 1.10. Amendment of Section 5.12 of the Indenture. Section 5.12 of the Indenture is hereby amended and restated to read in its entirety as follows:

“In lieu of the provisions set forth in Section 315(e) of the Trust Indenture Act of 1939, all parties to this Indenture agree, and each Holder of any Security or Coupon by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder or group of Securityholders of any series holding in the aggregate more than 10% in aggregate principal amount of the Securities of such series, or, in the case of any suit relating to or arising under clause 5.01(e) (if the suit relates to Securities of more than one but less than all series), 10% in aggregate principal amount of Securities then Outstanding and affected thereby, or in the case of any suit relating to or arising under clause 5.01(e) (if the suit under clause 5.01(e) relates to all the Securities then Outstanding), 5.01(c) or 5.01(d), 10% in aggregate principal amount of all Securities then Outstanding, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of or interest on any Security on or after the due date expressed in such Security or any date fixed for redemption.”

Section 1.11. Amendment of Section 6.01 of the Indenture.

(a) The first paragraph of Section 6.01 of the Indenture is hereby amended and restated to read in its entirety as follows:

“With respect to the Holders of any series of Securities issued hereunder, the Trustee, prior to the occurrence of an Event of Default or a Covenant Breach with respect to the Securities of a particular series and after the curing or waiving of all Events of Default or Covenant Breaches which may have occurred with respect to such series, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default or a Covenant Breach with respect to the Securities of a series has occurred (which has not been cured or waived) the Trustee shall exercise with respect to such series of Securities such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.”

(b) Clause 6.01(a) of the Indenture is hereby amended and restated to read in its entirety as follows:

“prior to the occurrence of an Event of Default or a Covenant Breach with respect to the Securities of any series and after the curing or waiving of all such Events of Default or Covenant Breaches with respect to such series which may have occurred:”

Section 1.12. Amendment of Section 6.02 of the Indenture. Clause 6.02(g) of the Indenture is hereby amended and restated to read in its entirety as follows:

“prior to the occurrence of an Event of Default or a Covenant Breach hereunder and after the curing or waiving of all Events of Default or Covenant

Breaches, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Securities of all series affected then Outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Issuer or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Issuer upon demand;”

Section 1.13. Amendment of Section 9.01 of the Indenture. Section 9.01 of the Indenture is hereby amended and restated to read in its entirety as follows:

“The Issuer covenants that it will not merge or consolidate with any other Person or sell, lease or convey all or substantially all of its assets to any other Person (other than the sale, lease or conveyance of all or substantially all of the Issuer’s assets to one or more of the Guarantor’s Subsidiaries), unless (i) either the Issuer shall be the continuing Person, or the successor Person by merger or consolidation or the Person which acquires by sale, lease or conveyance substantially all the assets of the Issuer (if other than the Issuer) shall be a Person organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume the due and punctual payment of the principal of and interest on all the Securities and Coupons, if any, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Issuer, by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such Person, and (ii) the Issuer, such successor Person or such acquiring Person, as the case may be, shall not, immediately after such merger or consolidation, or such sale, lease or conveyance, be in default in the performance of any such covenant or condition. For the avoidance of doubt, the Person referred to in this Section 9.01 may be the Guarantor or any Subsidiary of the Guarantor.”

Section 1.14. Amendment of Section 10.01 of the Indenture.

(a) Clause 10.01(c) of the Indenture is hereby amended by after the phrase “Event of Default under Section 5.01” inserting “or a Covenant Breach”.

(b) Subparagraph 10.01(c)(ii) of the Indenture is hereby amended and restated to read in its entirety as follows:

“No Event of Default or Covenant Breach or event which with notice or lapse of time or both would become an Event of Default or a Covenant Breach with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as subsections 5.01(c) and 5.01(d) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).”

Section 1.15. Amendment of Section 12.05 of the Indenture.

(a) The third paragraph of Section 12.05 of the Indenture is hereby amended by after the phrase “no defaults in the payment of” and before the word “interest” inserting “principal or” and after the phrase “Events of Default” inserting “or Covenant Breaches”.

(b) The sixth paragraph of Section 12.05 of the Indenture is hereby amended and restated to read in its entirety as follows:

“The Trustee shall not redeem or cause to be redeemed any Securities of a series with sinking fund moneys or give any notice of redemption of Securities for such series by operation of the sinking fund during the continuance of a default in payment of principal or interest on such Securities or of any Event of Default or Covenant Breach except that, where the giving of notice of redemption of any Securities shall theretofore have been made, the Trustee shall redeem or cause to be redeemed such Securities, provided that it shall have received from the Issuer a sum sufficient for such redemption. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such default, Event of Default or Covenant Breach shall occur, and any moneys thereafter paid into the sinking fund, shall, during the continuance of such default, Event of Default or Covenant Breach, be deemed to have been collected under Article 5 and held for the payment of all such Securities. In case such Event of Default or Covenant Breach shall have been waived as provided in Section 5.10 or the default cured on or before the sixtieth day preceding the sinking fund payment date in any year, such moneys shall thereafter be applied on the next succeeding sinking fund payment date in accordance with this Section to the redemption of such Securities.”

Section 1.16. Amendment of Section 13.11 of the Indenture. Section 13.11 of the Indenture is hereby amended and restated to read in its entirety as follows:

“The Guarantor covenants that it will not merge or consolidate with any other Person or sell, lease or convey all or substantially all of its assets to any other Person (other than the sale, lease or conveyance of all or substantially all of the Guarantor’s assets to one or more of the Guarantor’s Subsidiaries), unless (i) either the Guarantor shall be the continuing Person, or the successor Person by merger or consolidation or the Person which acquires by sale, lease or conveyance substantially all the assets of the Guarantor (if other than the Guarantor) shall be a Person organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume the full, irrevocable and unconditional guarantee of the due and punctual payment of the principal of and interest on all the Securities and Coupons, if any, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Guarantor, by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such Person, and (ii) the Guarantor, such successor Person or such acquiring Person, as the case may be, shall not, immediately after such merger or consolidation, or such sale, lease or conveyance, be in default in the performance of any such covenant or condition. For the avoidance of doubt, the Person referred to in this Section 13.11 may be any Subsidiary of the Guarantor.”

ARTICLE 2

Miscellaneous Provisions

Section 2.01. Further Assurances. Each of the Issuer and the Guarantor will, upon request by the Trustee, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out more effectively the purposes of this First Supplemental Senior Indenture.

Section 2.02. Other Terms of Indenture. Except insofar as herein otherwise expressly provided, all provisions, terms and conditions of the Indenture are in all respects ratified and confirmed and shall remain in full force and effect.

Section 2.03. Terms Defined. All terms defined elsewhere in the Indenture shall have the same meanings when used herein.

Section 2.04. Governing Law. This First Supplemental Senior Indenture shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law.

Section 2.05. Counterparts. This First Supplemental Senior Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 2.06. Responsibility of the Trustee. The recitals contained herein shall be taken as the statements of the Issuer or the Guarantor, as applicable, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Senior Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Senior Indenture to be duly executed as of November 16, 2017.

MORGAN STANLEY FINANCE LLC, ISSUER

By:	/s/ Kevin Woodruff
Name: Kevin Woodruff
Title: President

MORGAN STANLEY, GUARANTOR

By:	/s/ Kevin Sheehan
Name: Kevin Sheehan
Title: Assistant Treasurer

THE BANK OF NEW YORK MELLON, TRUSTEE

By:	/s/ Laurence J. O’Brien
Name:	Laurence J. O’Brien
Title:	Vice President